OMB APPROVAL
OMB Number: 3235-0059 Expires: January 31, 2008 Estimated average burden hours per response 14
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant:	X

Filed by a Party other than the Registrant:

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

X	Definitive Additional Materials

Soliciting Material Pursuant to §240.14a-12

Caterpillar Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEC 1913 (04-05)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

100 NE Adams Street
Peoria, Illinois  61629

May 18, 2010

Dear Caterpillar Stockholder:

According to our most recent records, we have not yet received your proxy for the Annual Meeting of Stockholders of Caterpillar Inc. to be held on June 9, 2010.  Your Board of Directors recommends that you vote FOR proposals 1-5 and AGAINST proposals 6-8.

Please help your company avoid the expense of further solicitation – vote your proxy TODAY by telephone, via the Internet, or by signing and returning the enclosed proxy card.

Even if you believe you have already voted, we encourage you to vote now to ensure your vote has been validly cast and is counted at the meeting.  Your vote will only be counted once.

Thank you for your participation.

Very truly yours,

/s/ James B. Buda
James B. Buda
Vice President, General Counsel and Secretary

IMPORTANT NOTE:

Remember, you can vote by telephone or via the Internet --
Simply follow the easy instructions on the enclosed
proxy or voting instruction card.

If you have any questions, or need assistance voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE, at 1-877-687-1865.